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                                                                    EXHIBIT 10.6

                                AMENDMENT TO THE

                         NON-QUALIFIED STOCK OPTION PLAN
                 INTERDIGITAL COMMUNICATIONS CORPORATION (1982B)

         Pursuant to an October 24, 2001 resolution of the Board of Directors of InterDigital Communications Corporation, the above-referenced plan (the "Plan") is amended as follows.

         Section 10 is hereby deleted in its entirety and is replaced with the following:

                  10.  Transferability of Options

                           (a) In General

                           Except as provided in Section 10(b), no Option
                  granted under the Plan shall be transferable otherwise than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code or Title I of ERISA), and Options may be exercised, during the lifetime of the holder thereof, only by such holder.

                           (b) Transferable Options

                           Unless otherwise provided in the applicable option
                  agreement, Options granted to or held by an optionee may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided that (i) any such transfer is by gift without consideration, (ii) each transferee is a Family Member (as such term is defined in the General Instructions A.1(a)(5) to Form S-8 under the Securities Act, and any successor thereto) of the Optionee, and (iii) any such transfer is approved in advance by the Committee or the Board. No transfer of an Option shall be effective unless the Committee or the Board is notified of the terms and conditions of the transfer and the Committee or the Board determines that the transfer complies with the requirements for transfers of Options under the Plan and the applicable option agreement. Following transfer of an Option, the Option shall continue to be subject to the terms and conditions of the Plan and the applicable option agreement; provided that the terms "optionee" and "Optionee" shall be deemed to refer to the transferee for purposes of the Plan, other than in this Section 10(b) in which case the term "optionee" shall continue to refer to the original recipient of the Option.

         The Plan, as amended by the foregoing changes, is ratified and confirmed in all respects.



                                                 Amended as of October 24, 2001.